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                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                      LORD ABBETT BOND-DEBENTURE FUND, INC.


       LORD ABBETT BOND-DEBENTURE FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

       FIRST: The Corporation presently has authority to issue 1,500,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,500,000. The Board of Directors has previously classified and designated 540,000,000 authorized shares as Class A shares, 200,000,000 authorized shares as Class B shares, 300,000,000 authorized shares as Class C shares, 160,000,000 authorized shares as Class P shares, and 300,000,000 as Class Y shares. The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 2,000,000,000, of the par value $.001 each, having an aggregate par value of $2,000,000.

       SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 500,000,000 newly authorized but unissued shares, as follows: (i) 200,000,000 shares to Class A resulting in a total of 740,000,000 authorized Class A shares, and (ii) 300,000,000 shares to Class B resulting in a total of 500,000,000 authorized Class B shares. The number of authorized Class C shares remains at 300,000,000, the number of authorized Class P shares remains at 160,000,000, and the number of authorized Class Y shares remains at 300,000,000.

       THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified or reclassified as specified an Article Second above shall be invested in the same investment portfolio of the Corporation as shall

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have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

       FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with ss. 2-105(c) of Title 2 of the Corporations and Associations Law of the State of Maryland. The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

       IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on February 24, 2003.

                                        LORD ABBETT BOND-DEBENTURE FUND, INC.

                                        By:  /s/ Paul A. Hilstad
                                             --------------------------
                                             Paul A. Hilstad
                                             Vice President & Secretary

WITNESS:

/s/ Christina T. Simmons
--------------------------------
Christina T. Simmons
Vice President and Assistant Secretary

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       THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT
BOND-DEBENTURE FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                             /s/ Paul A. Hilstad
                                             -------------------
                                             Paul A. Hilstad
                                             Vice President & Secretary

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